Exhibit 3.4

DEERFIELD CAPITAL CORP.

ARTICLES OF AMENDMENT

April 13, 2011

DEERFIELD CAPITAL CORP., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”) hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST:	The Corporation desires to amend its charter as currently in effect as follows:

(a)           by deleting the second paragraph of Section 4.1 thereof in its entirety; and

(b)           by deleting ARTICLE IX in its entirety;

(c)           by inserting a new ARTICLE IX to read in its entirety as follows

ARTICLE IX.  Election Pursuant to Section 3-802(c) of the Maryland General Corporation Law.  The Corporation shall be prohibited from electing to be subject to Section 3-803 of the Maryland General Corporation Law.

SECOND:               (a)                                  The directors of the Corporation at a meeting duly noticed and held declared advisable and approved the foregoing amendment by the vote required under Maryland law and the charter and bylaws of the Corporation.

(b)           The stockholders of the Corporation approved the foregoing amendment at a special meeting of stockholders duly called by the vote required under Maryland law and the charter and bylaws of the Corporation.

THIRD:                 The undersigned Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and this statement is made under the penalties of perjury.

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IN WITNESS WHEREOF, Deerfield Capital Corp. has caused these presents to be signed in its name and on its behalf by its Chief Executive Officer on the date first written above.

ATTEST:	DEERFIELD CAPITAL CORP.

/s/ Robert Contreras	By	/s/ Jonathan Trutter
Robert Contreras		Jonathan Trutter
Senior Vice President, Secretary and General Counsel		Chief Executive Officer

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